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                                                                   Exhibit 10.32

Portions of this Exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Such portions are marked by a series of asterisks.

                             MANUFACTURING AGREEMENT

     This Manufacturing Agreement (this "AGREEMENT") is made and entered into on December 30, 2002, by and between Prestige Brands International, Inc., a Virginia corporation having a place of business at 26811 South Bay Drive, Suite 300, Bonita Springs, Florida 34134 ("BUYER"), and Abbott Laboratories, an Illinois corporation having a place of business at One Hundred Abbott Park Road, Abbott Park, Illinois, 60064-3500 ("SELLER"). Buyer and Seller each are sometimes referred to hereinafter as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

     WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement, dated as of December 24, 2002 (the "ASSET PURCHASE AGREEMENT") and

     WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, Buyer desires that Seller supply certain products to Buyer, and Seller is willing to supply such products to Buyer in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the promises herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

                             ARTICLE 1 - DEFINITIONS

     1.1 DEFINITIONS. Any initially capitalized terms used herein and not defined herein shall have the meaning set forth in the Asset Purchase Agreement. The following initially capitalized terms shall have the following meanings when used herein:

     "ACT" shall mean the United States Federal Food, Drug and Cosmetic act of 1938, including any amendments thereto, and all regulations promulgated thereunder.

     "ADR" shall have the meaning set forth in EXHIBIT 7.7 attached hereto.

     "AFFILIATE" shall mean (a) any corporation or business entity fifty percent (50%) or more of the voting stock of which is owned directly or indirectly by any party hereto; (b) any corporation or business entity that directly or indirectly owns fifty percent (50%) or more of the voting stock of any party hereto; or (c) any corporation or business entity under the direct or indirect control of such corporation or business entity as described in clause (a) or (b) hereof; provided, however, that with respect to Seller, the term "Affiliate" shall specifically exclude TAP Holdings Inc., TAP Finance Inc. and TAP Pharmaceuticals Products Inc.

     "AGREEMENT" shall have the meaning set forth in the introductory paragraph.

     "ASSET PURCHASE AGREEMENT" shall have the meaning set forth in the recitals of this Agreement.

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     "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday, on which commercial banks are not authorized to close in Chicago, Illinois.

     "BUYER" shall have the meaning set forth in the introductory paragraph.

     "cGMP" shall mean the quality systems and current good manufacturing practices set forth in 21 C.F.R. (Parts 210 and 211) and all applicable directives, Regulatory Requirements (as defined below) and FDA (as defined below) rules, regulations, guides and guidance, each as amended from time to time and in effect during the duration of this Agreement.

     "CPR" shall have the meaning set forth in EXHIBIT 7.7 attached hereto.

     "CONTRACT YEAR" shall mean the twelve (12) month period coinciding with the calendar year; provided, however, that the first Contract Year of this Agreement shall mean the period from the Effective Date to December 31, 2002. Thereafter, each Contract Year shall be from January 1 through December 31 of each calendar year during the duration of this Agreement.

     "DISCRETIONARY CHANGES" shall have the meaning set forth in SECTION 4.3(b).

     "EFFECTIVE DATE" shall mean the Closing Date.

     "FDA" shall mean the United States Food and Drug Administration or comparable state or local authority.

     "FIRM ORDER" shall mean the monthly requirements of Product for which Buyer is obligated to purchase and take delivery pursuant to the terms of this Agreement.

     "FORECAST" shall have the meaning set forth in SECTION 2.2(b)(i).

     "INITIAL FIRM ORDER" shall have the meaning set forth in SECTION 2.2(a).

     "INITIAL FORECAST" shall have the meaning set forth in SECTION 2.2(a).

     "INVENTORY" shall have the meaning set forth in SECTION 2.2(f).

     "MATERIALS" shall mean all ingredients, packaging supplies, printed materials and all other components used to manufacture the Products.

     "NEW PRODUCTS" shall have the meaning set forth in SECTION 2.3(f).

     "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization or government or any agency or political subdivision thereof.

     "PARTY" or "PARTIES" shall have the meaning set forth in the introductory paragraph.

     "PPI" shall mean the Producer Price Index, Pharmaceutical Preparation, Ethical (Prescription), Industry Code 2834 issued by the Bureau of Labor Statistics, U.S. Department of Labor.

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     "PRODUCT(S)" shall mean the products listed in EXHIBITS 1.1, 1.2 and 1.3 attached hereto, which may be amended from time to time by the mutual agreement of the Parties.

     "PRODUCT COMPLAINTS" shall have the meaning set forth in SECTION 3.4(a).

     "PRODUCT SPECIFICATIONS" shall mean those product, process, manufacturing and labeling specifications used by Seller in the production and supply of Products, including Product formula and materials required for the manufacture of the Product that is to be purchased and supplied under this Agreement, as such are in effect as of the Closing Date, which specifications may be amended from time to time by the written agreement of the Parties.

     "PURCHASE ORDER" shall have the meaning set forth in SECTION 2.2(b)(i).

     "PURCHASE PRICE" shall have the meaning Set forth in SECTION 2.3(a).

     "QUALITY AGREEMENT" shall have the meaning set forth in SECTION 4.2.

     "REGISTRATION" shall mean all permits, licenses, registrations, approvals and authorizations granted by any Regulatory Authority with regard to any Product.

     "REGULATORY AUTHORITY" shall mean any federal, state, local or international regulatory agency, department, bureau or other governmental entity, including, without limitation, the FDA, which is responsible for issuing Registrations necessary for the manufacture, use, storage, import, transport or sale of Products in a regulatory jurisdiction.

     "REGULATORY REQUIREMENTS" shall mean all applicable Registrations and all other requirements of each applicable Regulatory Authority in relation to the Products, as in effect from time to time.

     "REQUIRED CHANGES" shall have the meaning set forth in SECTION 4.3(a).

     "SELLER" shall have the meaning set forth in the introductory paragraph.

     "STANDARD FACTORY COST" shall mean the cumulative dollar value of the costs incurred by Seller with respect to the manufacture of Products hereunder based upon the Standard Manufacturing Batches and Seller's established and planned criteria as of the Effective Date, consistently applied, consisting of charges for Materials and Value Added; provided, however, that notwithstanding anything in this Agreement to the contrary, (a) with respect to Materials purchased by Seller from Third Parties, such charges shall consist of the actual out-of-pocket costs, including, but not limited to, purchase price, set-up and freight incurred by Seller, provided that freight charges shall be based on Seller's standard allocation, not actual, and (b) with respect to Materials produced in-house by Seller, such charges shall consist of the standard costs incurred by Seller in accordance with Seller's standard internal transfer cost. Standard Factory Cost shall not include costs associated with any Materials or Product(s) that do not meet Product Specifications. Standard Factory Costs per unit of Product shall be as set forth on EXHIBIT 2.3(a) attached hereto.

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     "STANDARD MANUFACTURING BATCH" shall mean, with respect to each Product, the standard planning batch size at the compounding stage, each of which is set forth on EXHIBIT 2.3(a) attached hereto.

     "THIRD PARTY" shall mean any Person other than Seller or Seller's Affiliates or Buyer or Buyer's Affiliates.

     "TRANSFER PLAN" shall have the meaning set forth in SECTION 5.5.

     "UNITED STATES" shall mean the United States of America.

     "VALUE ADDED" shall mean the cumulative dollar value of the costs incurred by Seller with respect to the manufacturing of the Products hereunder based upon Seller's standard established and planned criteria, consistently applied, consisting of charges for labor (direct and indirect), testing and variable, activity and capacity overhead.

     1.2    CONSTRUCTION.

            (a) The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. Seller and Buyer acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. Whenever used herein, the words "include," "includes" and "including" shall mean "include, without limitation," "includes, without limitation" and "including, without limitation," respectively. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

            (b) With respect to any particular action, the use of the words "Seller shall" or "Seller will" herein shall also mean "Seller shall cause" the particular action to be performed.

            (c) Any obligation of Seller under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at Seller's sole and exclusive option, either by Seller directly or by any Affiliate of Seller that Seller causes to satisfy, meet or fulfill such obligation, in whole or in part.

               ARTICLE 2- ORDERS, PRICING, PAYMENT AND CONFORMANCE

     2.1 PURCHASE AND SALE OF PRODUCT. Pursuant to the terms and conditions of this Agreement and for the duration of this Agreement, Seller or Seller's Affiliates shall manufacture, sell and deliver Products to Buyer, and Buyer shall purchase and take delivery of Products from Seller or Seller's Affiliates. Seller shall manufacture Products in accordance with: (a) the Product Specifications; (b) cGMP; and (c) all other applicable Regulatory Requirements. Seller and its Affiliates may (x) change the location at which they manufacture Products, the location of their manufacturing plants or the location of the Manufacturing Assets or (y) sub-contract any manufacturing or assembly operations hereunder; provided that Seller obtains the prior written approval of Buyer, which shall not be unreasonably withheld so long as the foregoing will not

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materially increase Buyer's costs under this Agreement. Seller's and its
Affiliates' right to subcontract under this SECTION 2.1 shall not relieve Seller of any of its obligations set forth in this Agreement.

     2.2    FORECASTS AND ORDERS.

            (a) INITIAL FORECAST; INITIAL FIRM ORDER. Buyer's forecast of the monthly requirements of Product to be manufactured and supplied hereunder for the first eighteen (18) calendar months of this Agreement is set forth on EXHIBIT 2.2(a) attached hereto (the "INITIAL FORECAST"). The portion of the Initial Forecast commencing on the Effective Date and ending on the last day of the third (3rd) month after the Effective Date shall be deemed a Firm Order (the "INITIAL FIRM ORDER") for which Buyer is obligated to order and take delivery of the forecasted Product requirements. The Buyer shall submit a Purchase Order on the Effective Date for the first month after the Effective Date, and Buyer shall submit a Purchase Order for the remainder of the period covered by Initial Firm Order on or before the fifteenth (15th) Business Day after the Effective Date. The remainder of the Initial Forecast shall set forth Buyer's best estimate of its Product production and supply requirements for the remainder of the Forecast period.

            (b)   ROLLING FORECAST.

                  (i)    Buyer shall provide Seller with an updated eighteen
            (18) month forecast of the Products to be manufactured and supplied (each a "FORECAST") on or before the fifteenth (15th) calendar day of each month, and such Forecast shall cover the eighteen (18) month period beginning on the first day of the following calendar month. The first two months of each Forecast will restate the balance of the Firm Order period of the prior Forecast (or Initial Forecast, as the case may be), and the first three (3) months of the Forecast shall constitute the new Firm Order period for which Buyer is obligated to purchase and take delivery of the forecasted Product, and except for any reasonable increase in supply required due to a Local Closing having taken place since the previous Forecast, the supply required for the last month of such new Firm Order period shall not be more than one (1) full Standard Manufacturing Batch from the quantity specified for such month in the previous Forecast (or Initial Forecast, as the ease may be). Except as provided in
            SECTION 2.2(a), purchase orders setting forth Buyer's monthly Product requirements (each a "PURCHASE ORDER") will be issued for the last month of each Firm Order period no later than the fifteenth calendar day of the first month of each Firm Order period, and such Purchase Order will be in agreement with the Firm Order period of the Forecast. If a Purchase Order for any month is not submitted by such deadline, Buyer shall be deemed to have submitted a Purchase Order for such month for the amount of Product set forth in Buyer's Forecast for such month.

                  (ii) The remainder of the Forecast shall set forth Buyer's best estimate of its Product production and supply requirements for the remainder of the Forecast period. Each portion of such Forecast that is not deemed to be a Firm Order shall not be deemed to create a binding obligation on Buyer to purchase and

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            take delivery of Products nor a binding obligation of Seller to deliver Products; provided, however, that Buyer agrees to purchase any raw material obtained by Seller in contemplation of such Forecast as set forth in SECTION 2.2(f).

                  (iii) Forecasts and Purchase Orders shall be in full Standard Manufacturing Batches. If a Product has multiple SKUs (as set forth on EXHIBIT 2.3(a)), then the composite of the forecasted SKU must equate to the Standard Manufacturing Batch. One Purchase Order shall be issued for each dosage form and strength of each Product for each month of the Firm Order period, and such Purchase Order shall contain the information required pursuant to SECTION 2.3(d) herein.

            (c) VARIANCE IN PURCHASE ORDER. In the event that a Purchase Order requires delivery by Seller or Seller's Affiliates of Product in amount different than the amount set forth in the Forecast for such month, Seller shall confirm to Buyer its acceptance of the delivery schedule provided for in such Purchase Order within fifteen (15) calendar days after receipt of such Purchase Order. In the event that Seller does not agree with the delivery schedule provided for in such Purchase Order, Seller shall so notify Buyer within such fifteen (15) day period, and the Parties shall negotiate in good faith a mutually acceptable delivery schedule for such Products.

            (d) PURCHASE OBLIGATIONS. The Parties agree and acknowledge that Buyer shall be obligated to purchase, and Seller shall be obligated to manufacture, those quantities for which it has submitted (or is deemed to have submitted) a Purchase Order pursuant to SECTIONS 2.2(a) and (b) (subject to SECTION 2.2(c)) arid shall also purchase the remaining Inventory, if any, in accordance with SECTION 2.2(f) of this Agreement.

            (e) PURCHASE ORDER TERMS. Each Purchase Order or any acknowledgment thereof, whether printed, stamped, typed or written, shall be governed by the terms of this Agreement, and none of the provisions of such Purchase Order or acknowledgment shall be applicable except those specifying Product and quantity ordered, delivery dates, special shipping instructions and invoice information. To the extent any conflict may exist between the terms of any Purchase Order and this Agreement, the terms of this Agreement shall control.

            (f) INVENTORY. In addition to the finished goods inventory that Buyer has a firm obligation to purchase pursuant to SECTIONS 2.2(a) and (b) of this Agreement, upon the expiration or termination of this Agreement, Buyer shall purchase from Seller or Seller's Affiliates, and Seller or Seller's Affiliates agree to sell to Buyer, all raw material purchased by Seller or Seller's Affiliates in the normal course of business, consistent with past practice and pursuant to each Forecast, and all work-in-process and finished goods inventory manufactured by Seller in the normal course of business, consistent with past practice and pursuant to each Forecast ("INVENTORY"), remaining in Seller's or Seller's Affiliates' possession. Such Inventory shall be purchased by Buyer for an amount equal to Seller's costs for such Inventory, plus 10%, plus any applicable sales, transfer or similar tax, excise charge or similar charge, with respect to Inventory located in the United States; provided that such Inventory complies with the warranties contained in

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     SECTION 3.1 (a) hereof. Any Inventory for which legal title cannot be transferred to Buyer upon the expiration or termination of this Agreement due to an Impeding Factor (as defined in the Asset Purchase Agreement) shall remain in the possession of Seller or Seller's Affiliates and shall be purchased by Buyer from Seller or Seller's Affiliates pursuant to the terms and conditions of the Asset Purchase Agreement. At the request of Buyer and in no event later than thirty-five (35) Business Days prior to the expiration of this Agreement, or immediately upon termination of this Agreement, Seller shall provide Buyer with a detailed list and description of the type and amount of Inventory to be purchased pursuant to this
     SECTION 2.2(f), and Buyer shall issue a Purchase Order to Seller for such Inventory within five (5) Business Days of receipt of such notification from Seller. Payment for such Inventory shall be made by Buyer within thirty (30) days from receipt by Buyer of such Inventory.

     2.3    PRICE; ADJUSTMENT PAYMENT; SHIPMENT.

            (a) PURCHASE PRICE. The price for each Product shall be the Standard Factory Costs per unit set forth in EXHIBIT 2.3(a) attached hereto expressed in United States dollars, plus 10% (the "PURCHASE PRICE"). The Purchase Price shall be subject to adjustment as provided in SECTION 2.3(b).

            (b) PURCHASE PRICE ADJUSTMENTS. On November 1st of each Contract Year, Seller may, at its option, adjust the Purchase Price for each Product to be effective for the following Contract Year to reflect Seller's actual increases or decreases over the previous year as follows:

                  (i) Value Added may be adjusted to reflect Seller's actual increases or decreases in operational costs at Standard Factory Cost, versus the previous year, subject to a cap based on the most recent available PPI.

                  (ii) Materials may be adjusted to reflect Seller's projected increases or decreases in Standard Factory Cost for the materials for the coming year. Because this is a projection of anticipated market prices, if Seller elects to adjust the Purchase Price based upon changes in the cost of materials, Seller will calculate the variance between projected and actual purchase price for purchased materials used in the production of Product at the completion of the applicable Contract Year and will issue a debit to Buyer (for the amount by which actual costs of materials exceeded projected cost of materials) or credit to Buyer (for the amount by which projected cost of materials exceeded actual costs of materials) within three
            (3) months after the end of such Contract Year. Adjustments to the Purchase Price based upon changes in the costs of materials shall not be subject to a cap based on PPI.

     Seller shall provide Buyer with written notice of any change in the Purchase Price within ten (10) Business Days after November 1st of each Contract Year. Within ten (10) Business Days after receipt of any such written notice, Buyer shall have the right, during normal business hours and at Buyer's expense, to have an independent certified public accountant, selected by Buyer and reasonably acceptable to Seller, audit the change in the Purchase Price; provided,

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however, that such independent certified public accountant executes a customary confidentiality agreement with Seller with respect to the information received in connection with such audit. Seller shall, at its expense, reasonably cooperate with Buyer and the independent auditor with respect to any such audit. Such independent auditor shall provide its findings to both Parties, at which point, in the event that Seller and Buyer disagree as to any such Purchase Price change based upon such independent auditor's report, Seller and Buyer shall negotiate in good faith to attempt to reach a resolution of such disagreement.

            (c) PAYMENT. Seller shall invoice Buyer upon delivery of Products, and Buyer agrees to pay Seller for Products as set forth above. Buyer shall make payment thirty (30) calendar days from the date of Seller's invoice with respect to Product to be sold in the United States and forty-five (45) calendar days from the date of Seller's invoice with respect to Product to be sold outside the United States. All payments hereunder shall be made in U.S. Dollars.

            (d) TAXES. Any federal, state, county or municipal sales or use tax, excise, customs charges, duties or similar charge, or any other tax assessment (other than any tax levied on net income), license, fee or other charge lawfully assessed or charged on the sale or transportation of Product sold to Buyer pursuant to this Agreement shall be separately stated on the invoice and paid by Buyer.

            (e) DELIVERY. Seller or Seller's Affiliates shall deliver Product to Buyer or Buyer's designee in the continental United States F.O.B. Seller's (or subcontractor's) manufacturing plant, and Buyer shall be responsible for clearing Products for export from the United States or import into any other country or territory. Seller will not ship Product, at Buyer's cost or otherwise, outside the continental United States. Seller will select the carrier unless Buyer specifies otherwise.

            (f) NEW PRODUCTS. Buyer shall notify Seller if Buyer desires Seller to manufacture any additional product strengths and/or "Put-Ups" of the Products that Seller does not manufacture (collectively, "NEW PRODUCTS"). The Parties shall negotiate in good faith to determine whether Seller shall develop such New Products for Buyer. If the Parties agree upon a development plan, this Agreement and EXHIBIT 2.3(a) attached hereto shall then be amended to include such New Products. Seller shall be reimbursed for all direct and actual out-of-pocket development costs in accordance with the rates set forth on EXHIBIT 2.3(a), as amended, plus 10%. Pricing for any New Products shall be Seller's Standard Factory Cost per unit, plus 10% and may be adjusted annually in accordance with SECTION 2.3(b).

            (g) RELEASE OF PRODUCT. Buyer is responsible for release of Product to the market place.

     2.4 REPLACEMENT OF NONCONFORMING SHIPMENT. Buyer shall have a period of fifteen (15) Business Days from the date of its receipt of a shipment of Product to inspect and reject such shipment for non-conformance with the Product Specifications based on the outward appearance of such shipment or any other non-conformance determined by Buyer's normal incoming-goods inspections procedures. If Buyer rejects such shipment, it shall promptly so

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notify Seller and provide to Seller samples of such shipment for testing. if
Seller determines that such shipment did conform to the Product Specifications, the Parties shall, if agreed to be relevant, submit samples of such shipment to a mutually acceptable independent laboratory for testing. If such independent laboratory determines that the shipment conformed to the Product Specifications, Buyer shall bear all expenses of shipping and testing such shipment samples and shall be obligated to accept and pay for such shipment. If Seller or such independent laboratory confirms that such shipment did not meet the Product Specifications, Seller shall replace, at no cost to Buyer, that portion of the Product shipment that does not conform to the Product Specifications, and shall bear all expenses of shipping and testing the shipment samples, including any costs incurred by Buyer in returning such Product to Seller or its nominee. Any non-conforming portion of any shipment shall be disposed of as directed by Seller, at Seller's expense. Any Product that Buyer does not reject pursuant to this SECTION 2.4 shall be deemed accepted, and all claims with respect to Product not conforming with Product Specifications shall be deemed fully waived and released by Buyer, except as to defects that are not reasonably discovered or detected by the inspection required under Buyer's normal incoming-goods inspection procedures. Notwithstanding the foregoing, this SECTION 2.4 shall not limit any liability of Seller under SECTION 3.1(c).

              ARTICLE 3- WARRANTIES, COVENANTS AND INDEMNIFICATION

     3.1    GENERAL WARRANTY AND INDEMNIFICATION.

            (a) Seller warrants that Product that Seller delivers to Buyer pursuant to this Agreement shall be manufactured in accordance with cGMP, the Act and all other Regulatory Requirements and Product Specifications, and, at the time of delivery shall (i) be free from defects in materials and workmanship, (ii) not be adulterated or misbranded within the meaning of any applicable rules and regulations of any Regulatory Requirements,
     (iii) be free and clear of all liens and encumbrances other than liens and encumbrances that are the result of actions taken by Buyer and (iv) meet the standards set forth in SECTION 3.5(a) of the Asset Purchase Agreement (except that the quantity of Products delivered pursuant to Buyer's Purchase Orders shall not be required to be saleable in a manner consistent with Seller's past practices). Seller further warrants that Product that Seller delivers to Buyer pursuant to this Agreement shall be manufactured in compliance with all applicable statutes, laws, rules or regulations or any other applicable Regulatory Authority. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 3.1, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY AS TO THE MERCHANTABILITY OF THE PRODUCT OR AS TO ITS FITNESS FOR A PARTICULAR PURPOSE AND DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, PURSUANT TO APPLICABLE LAW.

            (b) In the event that any Product is quarantined or recalled, or is subject to stop-sale action, whether voluntary or by governmental action, it is agreed and understood that any expenses, including reasonable fees of any experts or attorneys that may be used by either Party, government fines or penalties, related to such recall, quarantine or stop-sale, shall be borne by Buyer, unless it is determined that Seller has breached its obligations under this Agreement and such breach is a material basis upon which said recall, quarantine or stop-sale was initiated, in which case such expenses shall

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     be shared according to the relative responsibility of each Party. Said determination of any recall, quarantine or stop-sale action may be made by the governmental agency involved, or by mutual agreement of the Parties following examination and review of all records pertinent to the manufacture of the Product subject to such recall.

            (c) Seller agrees to defend, indemnify and hold Buyer and its Affiliates harmless from and against any losses, liabilities, costs or expenses (including reasonable attorney's fees) resulting from a breach by Seller of any of its agreements, covenants or obligations contained in or made pursuant to this Agreement. Such indemnification shall include liability for consequential, incidental, indirect or punitive damages to the extent Buyer or its Affiliates are required to pay such amount to a Third Party in respect of a final, non-appealable judgment or order obtained by such Third Party. Except as expressly provided in the preceding sentence, there shall be no indemnification by Seller for any consequential, incidental, indirect or punitive damages, including damages from loss of profits, loss of use or loss of goodwill.

            (d) Buyer agrees to defend, indemnify and hold Seller and its Affiliates harmless from and against any losses, liabilities, costs or expenses (including reasonable attorney's fees) resulting from a breach by Buyer of any of its agreements, covenants or obligations contained in or made pursuant to this Agreement. Such indemnification shall include liability for consequential, incidental, indirect or punitive damages to the extent Seller or its Affiliates are required to pay such amount to a Third Party in respect of a final, non-appealable judgment or order obtained by such Third Party. Except as expressly provided in the preceding sentence, there shall be no indemnification by Buyer for any consequential, incidental, indirect or punitive damages, including damages from loss of profits, loss of use or loss of goodwill.

            (e) Any Party submitting a claim for indemnification under this Agreement shall be subject to the procedural requirements set forth in
     SECTION 9.2(c) of the Asset Purchase Agreement.

     3.2    MANUFACTURING OF THE PRODUCTS.

            (a) Seller or its Affiliates shall use commercially reasonable efforts to manufacture Products at the same level of quality as the Products were manufactured immediately prior to the Effective Date.

            (b) Seller or its Affiliates shall manufacture and deliver (or cause to be manufactured and delivered) the Products to Buyer at all times in full compliance with cGMP, the Act and any other applicable Regulatory Requirements and Product Specifications. Seller or its Affiliates shall maintain all records as are necessary and appropriate to demonstrate compliance with cGMP, the Act and any other applicable quality control standards of any Regulatory Authority and Product Specifications.

            (c) Buyer shall have the right during the duration of this Agreement, at its sole expense, (1) on reasonable advance notice and during Seller's normal business hours, to inspect the facilities and operations of Seller's, its Affiliates' and their subcontractors,

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     from time to time as may be reasonable and (ii) not more than once per yeas unless reasonable cause is shown, to audit the facilities and operations of Seller's, its Affiliates' and their subcontractors to confirm compliance with the covenants contained in this Agreement. Buyer also shall have the right to reasonable access to the facilities at which Products are manufactured, from time to time during the duration of this Agreement, at Buyer's sole expense, on reasonable advance notice and during Seller's normal business hours, for the purpose of providing Buyer with information reasonably necessary to facilitate the transition of manufacturing Products from Seller to Buyer.

            (d) Seller or its Affiliates shall provide all raw materials, components, packaging, containers, labeling, release testing, quality control, equipment (other than the Manufacturing Assets), labor and other services and materials necessary for the manufacture of Products, as part of the price therefor. Notwithstanding the foregoing, Buyer may, upon such terms as agreed to between the Parties, provide to Seller or its Affiliates the raw materials necessary for the manufacture of the Products, and in such case, Buyer (i) will be responsible for vendor approvals, (ii) will provide documentation of such approvals to Seller prior to requiring Seller to receive such raw materials and (iii) will re-certify the approval status to Seller on an annual basis. Any such materials provided by Buyer and not used by the termination of this Agreement shall be purchased by Buyer pursuant to SECTION 2.2(f) without regard to whether such materials represent an amount used in the normal course of business, consistent with past practice and pursuant to Buyer's Forecast. Buyer shall provide, at no cost or expense to Seller, the Manufacturing Assets, which assets shall remain at Seller's or its Affiliates' facilities free of charge until the expiration of this Agreement. Seller agrees that from the Closing Date until Buyer acquires physical possession of the Manufacturing Assets (or otherwise directs the disposition of such assets pursuant to the Transfer
     Plan), (i) Seller and its Affiliate shall cooperate with Buyer to maintain the Manufacturing Assets in a manner that is substantially similar to Seller's maintenance of such assets immediately prior to the Closing Date and (ii) subject to the following provisions of this SECTION 3.2(d), Seller shall perform all necessary repairs, maintenance and replacement of the Manufacturing Assets such that Seller's and its Affiliates can manufacture the Products in accordance with the standards set forth in this Agreement. All routine repairs and preventative maintenance shall be at Seller's sole cost and expense. Major repairs and any replacement of the Manufacturing Assets shall be at Buyer's sole cost and expense, and Seller shall obtain Buyer's prior written consent before incurring such expenses; provided, however, that if Buyer fails to consent to any necessary major repairs or replacements of the Manufacturing Assets, Seller shall be under no further obligation to manufacture Products. Any Manufacturing Assets replaced by Buyer pursuant to this SECTION 3.2(d) shall be deemed to be removed from
     EXHIBIT 5.5 of this Agreement and SCHEDULE 2.1(a) of the Asset Purchase Agreement, and such replacement equipment shall be provided by Buyer to Seller at no cost or expense to Seller and shall remain at Seller's or its Affiliates' facilities free of charge until the expiration of this Agreement.

            (e) Seller shall be responsible for any transfer of the Manufacturing Assets among Seller's or its Affiliates' facilities, including any damage to the Manufacturing Assets caused by any such change in location. Seller shall use commercially reasonable efforts to ensure reasonable Product consistency after a change in the location at which Products are manufactured.

            (f) Except as set forth in the Asset Purchase Agreement and as to currently existing Product inventory packaged and labeled by Seller or its Affiliates with their own trademarks, trade names, service marks and existing Product Registrations, Buyer shall, in a manner consistent with Buyer's Forecasts, promptly supply Seller with approved artwork to comply with required copy changes. Buyer shall be solely responsible for any costs incurred by Buyer related to providing these items to Seller, as well as any reasonable incremental direct out-of-pocket costs of Seller related to incorporating these items into the manufacturing process that are above Seller's cost of packaging and labeling Product inventory with its own trademarks, trade names, service marks and existing Product Registrations. Seller shall invoice Buyer separately for any such costs and expenses. Buyer and Seller shall meet promptly after the Effective Date to outline a plan to convert trade dress for Products to Buyer trade dress. All production of Products initiated after the twelve (12) month anniversary of the Effective Date shall be in Buyer's trade dress.

     3.3    REGULATORY MATTERS.

            (a) Seller shall use its commercially reasonable efforts to maintain all Registrations that may be necessary to manufacture and ship the Products to Buyer. Seller agrees that Buyer may continue to use Seller's UPC Codes for the Products for a period of twelve (12) months following the Effective Date and thereafter for as long as reasonably necessary for Buyer to sell all Products and related components existing on the twelve (12) month anniversary of the Effective Time.

            (b) To the extent that either Party requires the reasonable assistance of the other Party in order to fulfill its obligations pursuant to this SECTION 3.3, such other Party agrees to fully cooperate.

            (c) Except as otherwise provided herein, during the duration of this Agreement, pending transfer of any Registration, Seller will be responsible for any reporting of matters regarding the manufacture of Products to any applicable Regulatory Authorities in accordance with pertinent laws and regulations. Following transfer of any Registrations, such responsibility shall be the Buyer's. Seller shall furnish copies of any reports related to the manufacture of the Products to Buyer. Seller shall also advise Buyer of any occurrences or information arising out of Seller's manufacturing activities that have or could reasonably be expected to have adverse regulatory compliance and/or reporting consequences concerning Products.

            (d) Except as otherwise provided herein, Seller shall be responsible for handling and responding to any FDA or other Regulatory Authority inspections with respect to Seller's manufacture of the Products during the duration of this Agreement. Seller shall provide to Buyer any information reasonably requested by Buyer and all information requested by any Regulatory Authority concerning any governmental inspection related to the Products. To the extent Seller requires the assistance of Buyer in order to fulfill its obligations pursuant to this SECTION 3.3(d), Buyer agrees to fully cooperate and assist Seller, at Buyer's sole expense.

            (e) In the event Seller is inspected by any Regulatory Authority, Seller shall promptly notify Buyer of any material written alleged violations or deficiencies relating to the manufacture of the Products.

            (f) Except as provided in the Asset Purchase Agreement or any Other Agreement, Seller has granted no license, express or implied, to Buyer to use Seller's proprietary technology, know-how or rights relating to Seller's manufacturing process, other than for purposes of this Agreement. If Seller, in its sole discretion, deems patentable any improvement or invention relating to Seller's proprietary technology, know-how or rights relating to Seller's manufacturing processes made or reduced to practice in the course of this Agreement, and if such improvement or invention relates to the Seller's manufacturing operations in general, Seller shall solely own and shall be entitled to apply for patent protection on such improvements or inventions at Seller's expense and risk. if such improvement or invention relates exclusively to the Products or the manufacture thereof, Buyer shall be entitled to all such rights relating thereto, and Seller shall assign (free of charge) such rights to Buyer and assist Buyer in securing any patent or other intellectual property right relating thereto at Buyer's sole expense.

            (g) Buyer has granted no license, express or implied, to Seller to use Buyer's proprietary technology, know-how or rights relating to Products, other than for purposes of this Agreement. If Buyer, in its sole discretion, deems patentable any improvement or invention related to Products or to Buyer's proprietary technology, know-how or rights relating to Products, then Buyer shall solely own and shall be entitled to apply for patent protection on such improvements or inventions at Buyer's sole expense and risk.

     3.4    COMPLAINTS AND RECALLS.

            (a) Product complaint reports concerning manufacture of Products ("PRODUCT COMPLAINTS") received by either Party will be faxed as quickly as possible and in no event later than five (5) Business Days after receipt by the recipient to the other Party to:

            Abbott Laboratories
            1401 Sheridan Road
            D-44K, Bldg. RI
            North Chicago, Illinois 60064-6255
            Attention: Quality Assurance Department
            Facsimile Number: (847) 937-4261

                  and

            Prestige Brands International, Inc.
            26811 South Bay Drive
            Suite 300
            Bonita Springs, Florida 34134

            Attn: Alex Terranova, Vice President - Scientific Affairs Facsimile Number: (941) 948-8551

            (b) The Parties will cooperate to investigate all Product Complaints and to complete a written report in a form reasonably satisfactory to both Parties. Buyer will investigate all other complaints associated with Products and provide a written report to Seller. Buyer also will provide a written response on each Product Complaint to each complainant with a simultaneous copy to Seller. In the event either Party should be required to initiate a recall, field alert, Product withdrawal or field correction pursuant to any Product provided under this Agreement, that Party shall immediately notify the other Party in writing. Except where one Party is required by law to do so, no such recall or field correction shall be made without the other Party's prior express written consent, such consent not to be withheld unreasonably.

     3.5 INSURANCE. Each of Buyer and Seller shall obtain and keep in full force during the term of this Agreement insurance policies from a reputable insurance company or pursuant to its self-insurance program providing such Party with insurance coverage for the Product Line that is not less than $2,000,000 per occurrence.

     3.6 EXCLUSIVITY. This Agreement represents an exclusive arrangement between Buyer and Seller. Seller may not supply Products to any other parties other than Buyer or such party as may be designated by Buyer.

                    ARTICLE 4 - MANUFACTURING OF THE PRODUCTS

     4.1    EXCEPTION DOCUMENTATION, CERTIFICATES OF ANALYSIS AND BATCH RECORDS.

            (a) EXCEPTIONS. Buyer shall be required to review and approve or reject all exception documentation associated with the manufacture of Product in accordance with procedures stated in the Quality Agreement. Seller shall make available to Buyer any and all data supporting the investigation of such exception, including, but not limited to, the batch records.

            (b) CERTIFICATE OF ANALYSIS. Seller shall provide a certificate of analysis and other documents as defined in the Quality Agreement for any Product to be released hereunder, in a form in accordance with the cGMPs and all other applicable Regulatory Requirements and Product Specifications. For any batch that initially failed to meet any Product Specification, the certificate of analysis shall document the exception.

            (c) ACCESS TO BATCH DOCUMENTATION; ANNUAL AUDIT. Full batch documentation including batch production records, and manufacturing and analytical procedures shall be available for review by Buyer in conjunction with any annual audit made by Buyer pursuant to SECTION 3.2(c) of this Agreement.

     4.2 QUALITY AGREEMENT. Within ninety (90) days following the Effective Date, the Parties shall negotiate in good faith to agree upon an intercompany quality agreement which will appropriately address regulatory, operational and quality responsibilities (the "QUALITY AGREEMENT").

     4.3    MANUFACTURING AND PACKAGING CHANGES.

            (a) REQUIRED CHANGES. With respect to changes to the Product Specifications or manufacturing relating to the Products that are required by laws and other Regulatory Requirements (including, without limitation, cGMP), or by medical or scientific concerns as to the toxicity, safety and/or efficacy of the Products (collectively, "REQUIRED CHANGES"), the Parties shall cooperate in making such Required Changes promptly, and Seller shall promptly provide written notice for each such Required Change to Buyer.

            (b) DISCRETIONARY CHANGES. Seller shall consider in good faith any request by Buyer to make changes to the Product Specifications or manufacturing that are not Required Changes, including, but not limited to, changes to the existing Product, Product line extensions or changes to the existing or additional packaging (collectively, "DISCRETIONARY CHANGES"). Any analytical improvements shall be considered Discretionary Changes unless requested or required by Regulatory Authorities in which case such improvements shall be considered a Required Change. Any change requested by Seller that is not a Required Change shall be considered a Discretionary Change and shall be made only with the written consent of the Buyer, such consent not to be unreasonably withheld.

            (c) COSTS OF CHANGES. Any and all costs associated with (i) Required Changes or (ii) Discretionary Changes initiated by the Buyer shall be borne by the Buyer. The Parties shall negotiate in good faith to reach an agreement on the responsibility for funding any Discretionary Changes initiated by Seller. Notwithstanding the foregoing, any Required Changes during the first three (3) months after the Effective Date that are required in order to comply with laws and other Regulatory Requirements in effect as of the Effective Date shall be at Seller's sole cost and expense.

     4.4 STABILITY. During the term of this Agreement, Seller shall conduct the commercial stability program and annual Product review pursuant to Regulatory Requirements applicable as of the Effective Date at no separate charge. Should additional stability studies be required, the Parties shall negotiate in good faith to agree upon the protocol and associated charges (which shall be paid by Buyer) in connection therewith, based on the then current charge rates for staff services, with invoicing for such additional services to occur when the lot is placed on stability.

     4.5 FILE SAMPLES. Seller shall retain a representative sample or samples and associated documentation from each manufacturer's lot of key ingredients used in the manufacture of Products for the period required by the applicable FDA regulations.

                        ARTICLE 5 - TERM AND TERMINATION

     5.1 TERM. This Agreement shall have a term beginning on the Effective Date and ending on December 31, 2005. Notwithstanding the foregoing, Buyer may terminate this Agreement by providing Seller with not less than twelve (12) months prior written notice; provided, however, that such termination cannot occur prior to December 31, 2004. This Agreement may be extended for an additional twelve (12) months if agreed to in writing by both Parties no later than one (1) year prior to termination.

     5.2 MATERIAL BREACH. Either Party may terminate this Agreement upon forty-five (45) calendar day's prior written notice in accordance with SECTION
7.10 to the other Party if the other Party is in material breach of any provision of this Agreement and fails to cure that breach within such forty-five
(45) day period.

     5.3 INSOLVENCY. This Agreement shall automatically terminate if at any time (a) either Party shall file in any court pursuant to any statute of any government in any country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such Party or of its assets; (b) any Third Party proposes a written agreement of composition for extension of a Party's debts; (c) either Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after filing thereof; (d) either Party shall be a party to any dissolution or liquidation; (e) either Party shall make a general assignment for the benefit of its creditors; or (f) either Party shall be subject to any final order of debarment that can be expected to have a material adverse effect on the sales of Products.

     5.4 EFFECT OF TERMINATION. Termination of this Agreement shall not affect any obligations of either Party incurred prior to its termination, including, without limitation, each Party's obligations with respect to Firm Orders or other binding Purchase Orders that have been submitted or deemed to be submitted pursuant to ARTICLE 2 hereof.

     5.5 TRANSFER OF ASSETS. Upon Buyer's identification of a new manufacturing site, and in any event no later than six (6) months prior to the termination of this Agreement, the Parties shall meet and agree upon a plan to transfer possession of the Manufacturing Assets listed on EXHIBIT 5.5 attached hereto from Seller or Seller's Affiliates to Buyer or Buyer's Affiliate (the "TRANSFER PLAN"). The Transfer Plan shall be put into writing and attached hereto as an exhibit to this Agreement and shall specify the location to which the Manufacturing Assets (or any replacement equipment) shall be transferred and shall specify which Manufacturing Assets (or any replacement equipment) are to be disposed. The Transfer Plan also shall provide for: (a) Seller making available to Buyer, upon prior notice and for a period no longer than six (6) months following termination of this Agreement, technical and manufacturing employees of Seller for reasonable assistance or consultation in connection with the manufacture of Products, transfer of technology related to the Manufacture of Products and quality control, quality assurance testing and regulatory compliance of the Product Line; and (b) providing Buyer with copies of batch records, quality control testing records, product release, certificates of manufacture, Product complaint files, Product files and specifications and labeling information. Transfer of the Manufacturing Assets and the other information set forth in this SECTION 5.5 shall occur at the earlier of the date specified in the Transfer Plan or upon termination or expiration of this Agreement. All of the direct and indirect costs associated with the transfer, disposal or storage of the Manufacturing Assets (or any replacement equipment), as specified in the Transfer Plan, and all direct and indirect non-standard costs of Seller incurred in connection with any consultation, transfer of technology or other assistance contemplated by the Transfer Plan, including, without limitation, the non-standard costs of Seller providing its technical and manufacturing employees, shall be the sole responsibility of Buyer.

                           ARTICLE 6 - CONFIDENTIALITY

     6.1 BUYER'S INFORMATION. All information provided by Buyer to Seller concerning this Agreement shall be maintained in strict confidence by Seller. Such information shall remain the property of Buyer, and Seller shall not use the same for or on behalf of any entity other than Buyer or make use of any such information except for the purposes for which it was provided.

     6.2 SELLER'S INFORMATION. Except to the extent Seller may otherwise agree, all information (other than information included in the Closing Assets and related exclusively to the Product Line) provided by Seller to Buyer concerning this Agreement shall be maintained in strict confidence by Buyer. Such information shall remain the property of Seller, and Buyer shall not make use of any such information except for the purposes for which it was provided. Notwithstanding the foregoing, the provisions of this Article 6 shall not apply to restrict in any manner the use by Buyer and its Affiliates of any confidential or proprietary information included in the Closing Assets and related exclusively to the Product Line.

     6.3    EXCEPTIONS. The covenants of the receiving party contained in
SECTION 6.1 and SECTION 6.2 shall not apply to information that: (a) is already in the public domain at the time of disclosure; (b) becomes part of the public domain through no action or omission of the receiving party after disclosure to the receiving party; (c) is already known to the receiving party at the time of disclosure, as evidenced by the receiving party's written records; (d) has been or is disclosed to the receiving party in good faith by a Third Party who was or is not, at the time of disclosure, under any obligation of confidence to the other party hereto at the time the Third Party disclosed such information; or
(e) is required to he disclosed by law. Nothing in this SECTION 6.3 shall be deemed to supersede, limit or otherwise modify Seller's confidentiality obligations under SECTION 11.3 of the Asset Purchase Agreement.

     6.4 SURVIVAL. This Article 6 shall survive termination of this Agreement for a period often (10) years.

                            ARTICLE 7- MISCELLANEOUS

     7.1 CORPORATE ORGANIZATION AND AUTHORITY. Each Party represents and warrants that it is a company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and that it has all necessary power and authorization to assume its obligations under this Agreement and to discharge them pursuant to the terms hereof.

     7.2 PUBLIC ANNOUNCEMENTS. Neither Party shall make any publicity releases, interviews or other dissemination of information concerning this Agreement or its terms, or either Party's performance hereunder, to communication media, financial analysts or others without the approval of the other Party, which approval shall not be unreasonably withheld. Either Party may upon notice to the other make any disclosure in filings with regulatory agencies as required by law or applicable court order; provided, however, that the other Party shall have the opportunity to consult on such disclosures and filings.

     7.3 FORCE MAJEURE. Neither Party shall be liable to the other if, and to the extent that, the performance or delay in performance of any of its obligations under this Agreement is prevented, restricted, delayed or interfered with due to circumstances beyond the reasonable control of such Party, including, without limitation, government legislation, fires, floods, explosions, epidemics, accidents, acts of God, wars, riots, strikes, lockouts or other concerted acts of workers and/or acts of government. The Party claiming an event of force majeure shall promptly notify the other Party in writing and provide full particulars of the cause or event (to the extent known) and the date of first occurrence thereof as soon as possible after the event and also keep the other Party informed of any further developments. The Party so affected shall use its commercially reasonable efforts to remove the cause of non-performance, and both Parties shall resume performance hereunder with the utmost dispatch when such cause is removed unless this Agreement has previously been terminated under ARTICLE 5 hereof.

     7.4 ENTIRE AGREEMENT. This Agreement and the other agreements entered into in connection herewith contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter; provided, however, that except as otherwise expressly agreed by the Parties, nothing herein shall modify or supersede the Asset Purchase Agreement or any of the Other Agreements.

     7.5 AMENDMENT AND WAIVER. This Agreement may be amended only by a writing that specifically states that such is an amendment, specifically states its purpose and is signed by both Parties. No course of dealing between the Parties or failure by either Party to exercise any right or remedy hereunder shall constitute an amendment to this Agreement or a waiver of any other right or remedy or the later exercise of any right or remedy.

     7.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Illinois without regard to the conflicts of law provisions thereof.

     7.7 ALTERNATIVE DISPUTE RESOLUTION. Any dispute, controversy or claim arising out or relating to this Agreement, or the breach, termination or invalidity thereof, which is not settled by written agreement between the Parties shall be finally settled pursuant to the alternative dispute resolution procedures set forth in EXHIBIT 7.7 attached hereto.

     7.8 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that except as otherwise provided herein, no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without first receiving the prior written consent of the other Party, except that (a) either Party may assign or delegate its rights and duties hereunder to any Affiliate of such Party without obtaining such consent if the assigning Party guarantees the performance by such Affiliate of the assigning Party's obligations under this Agreement, (b) Seller may assign or delegate its rights and duties hereunder without obtaining such consent to any party or entity that acquires substantially all of the business or assets of the Ross Products Division of Seller, if the acquiring party expressly assumes Seller's obligations hereunder and (c) Buyer may assign or delegate its rights and duties hereunder without obtaining such consent to any party or entity that acquires substantially all of the business or assets of Buyer, if Buyer guarantees the performance of the acquiring party and the acquiring party expressly assumes the Buyer's obligations hereunder.

     7.9 NATURE OF AGREEMENT. In operating under this Agreement, each Party shall act independently, and this Agreement shall not be construed as creating any partnership, joint venture or incorporated business entity. Neither Party shall have any authority to incur any liability or obligation whatsoever on behalf of the other.

     7.10 NOTICES. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), by overnight courier or by mail, and shall become effective: (a) on delivery if given in person; (b) on the date of transmission if sent by telex, facsimile or other means of wire transmission; (c) one (1) Business Day after delivery to the overnight service; or (d) four (4) Business Days after being deposited in the United States mails, with proper postage and documentation, for first-class registered or certified mail, prepaid.

     Notices shall be addressed as follows:

     if to Buyer, to:
                              Prestige Brands International, Inc.
                              26811 South Bay Drive
                              Suite 300
                              Bonita Springs, Florida 34134
                              Attn: Ted Host, Chief Executive Officer
                              Facsimile Number: (941) 948-8551

     with copies to:
                              Hunton & Williams
                              951 East Byrd Street
                              Richmond, Virginia 23219
                              Attn: T. Justin Moore, III, Esq.
                              Facsimile Number: (804) 788-8218


     If to Seller, to:
                              Abbott Laboratories
                              100 Abbott Park Road
                              Building AP6D, Department 364
                              Abbott Park, Illinois 60064-6020
                              Attn: Senior Vice President, Secretary and General
                                    Counsel
                              Facsimile Number: (847) 938-6277
     with copies to:
                              Jones, Day, Reavis & Pogue
                              1900 Huntington Center
                              Columbus, Ohio 43215
                              Attn: Randall M. Walters
                              Facsimile Number: (614) 461-4198
provided, however, that if any Party shall have designated a different address by notice to the others pursuant to this SECTION 7.10, then to the last address so designated.

     7.11 COUNTERPARTS. This Agreement maybe executed in one or more counterparts (including by means of faxed signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

                                 * * * * * * * *

     IN WITNESS WHEREOF, the Parties have affixed hereunto their authorized signature as follows:

                                        PRESTIGE BRANDS INTERNATIONAL,
                                        INC.


                                        By:   /s/ THEODORE HOST
                                           -------------------------------------
                                              Theodore J. Host
                                              Chief Executive Officer


                                        ABBOTT LABORATORIES


                                        By:   /s/ GARY FLYNN
                                           -------------------------------------
                                              Gary L. Flynn
                                              President, Ross Products Division,
                                              Abbott Laboratories

                             EXHIBIT 1.1 - PRODUCTS

                                  Clear eyes(R)

UNITED STATES

LIST NUMBER                DESCRIPTION
02541-04-05       Clear Eyes Lubricant
02541-04-09       Clear Eyes Lubricant
02541-04-12       Clear Eyes 1.0 fl. oz. $0.70 IRC
02541-04-15       Clear Eyes Twin-Pack
02541-04-18       Clear Eyes 100% MF
02541-04-28       Clear Eyes Pocket Pal
02541-04-51       Clear Eyes 0.5 fl. oz. $0.40 IRC
02541-04-58       Clear Eyes 1.0 fl. oz
02541-04-79       Clear Eyes 0.2 fl. oz. Clip Strip
02541-04-82       Clear Eyes Pocket Pal Bulk
02541-04-83       Clear Eyes (100% MF)
06592-04-01       Clear Eyes ACR
06592-04-10       Clear Eyes ACR
06592-04-33       Clear Eyes ACR $0.40 IRC
06592-04-36       Clear Eyes ACR $0.70 IRC
06592-04-50       Clear Eyes ACR (100% MF)
06592-04-53       Clear Eyes ACR (100% MF)
06592-04-83       Clear Eyes ACR (100% MF)
06532-04-01       Clear Eyes CLR
06532-04-10       Clear Eyes CLR 0.5 fl. oz. IRC
06532-04-13       Clear Eyes CLR 1.0 fl. oz. IRC
06532-04-20       Clear Eyes CLR 1 fl. oz. IRC
06532-04-23       Clear Eyes CLR 1 fl. oz. IRC
06532-04-50       Clear Eyes CLR
06532-04-24       Clear Eyes CLR (100% MF)
03980-04-03       Clear Eyes Pocket Pal for Lil'
00713-04-01       Say-On 0.5 fl. oz.
03980-04-01       Clear Eyes Pocket Pal for Mechanical Servants - Kroger
06086-04-01       Equate Eye Drops 0.5 fl. oz.
06086-04-05       Equate 1.0 fl. oz.-- WalMart
06686-04-01       Osco 0.5 fl. oz.

INTERNATIONAL

LIST NUMBER          DESCRIPTION
18796-54-05          Murine Clear Eyes (Australian)
02541-13-15          Clear Eyes for Canada
02541-13-30          Clear Eyes for Canada
02541-39-15          Clear Eyes New Zealand
02541-39-22          Clear Eyes Pocket Pal for New Zealand
02541-54-05          Clear Eyes International
02541-54-09          Clear Eyes International
02541-54-60          Clear Eyes Bulk Pack
02541-88-05          Clear Eyes Venezuela
02541-88-15          Clear Eyes (Chile)
06532-28-28          Clear Eyes Hong Kong
06592-13-01          Clear Eyes ACR Canada
06592-39-95          Clear Eyes ACR New Zealand
06592-54-56          Clear Eyes ACR, 30 mL
06592-54-57          Clear Eyes ACR, 15 mL
0G662-28-36          Murine Plus Hong Kong
02536-53-53          Murine - UK

                             EXHIBIT 1.2 - PRODUCTS

                                 MURINE TEARS(R)

UNITED STATES

LIST NUMBER          DESCRIPTION
02652-04-05          Murine Tears Plus 0.5 fl. oz.
02652-04-26          Murine Tears Plus 1.0 fl. oz.
02652-04-56          Murine Plus $0.55 IRC
02652-04-66          Murine 1.0 fl. oz. $2.00 Refund
02652-04-81          Murine 1.0 fl. oz. $0.75 IRC
05574-04-05          Murine Opthalmic Solution
05574-04-16          Murine Opthalmic Solution
05574-04-22          Murine Bulk Pak
05574-04-66          Murine 1.0 fl. oz. $2.00 Refund
05574-04-81          Murine 1.0 fl. oz. $0.75 IRC
05574-04-87          Murine .50 .55 IRC
03756-04-01          Eye Drops 0.5 fl. oz. - Walmart

INTERNATIONAL

LIST NUMBER          DESCRIPTION
02652-08-05          Murine Plus 0.5 fl. oz. Malaysia
02652-28-36          Murine Plus Hong Kong
02652-54-05          Murine Plus International
02652-88-05          Murine Plus Chile
05574-08-05          Murine 0.5 fl. oz. Malaysia
05574-13-15          Murine 0.50 fl. oz. Canada
05574-13-30          Murine 1.0 fl. oz. Canada
05574-28-05          Murine F/Hong Kong
05574-54-05          Murine International
05574-54-10          Murine Rev Eyes, Australia
05574-54-91          Murine TFE's (Australian)
18797-54-05          Murine Eye Drops (Australian)

                             EXHIBIT 1.3 - PRODUCTS

                               MURINE(R) EAR CARE

UNITED STATES

LIST NUMBER          DESCRIPTION
07362-04-01          Murine Ear Drops System
07362-04-03          Murine Ear Drops Refill
07362-04-76          Murine Ear Drops Systems $0.55 IRC
07362-04-79          Murine Ear Drops - $2.50 Refund
07362-04-92          Ear Drops Refill $1.50 Refund
07362-04-87          Murine Ear Care Refill
07165-04-01          Walgreen Ear Drops

INTERNATIONAL

LIST NUMBER          DESCRIPTION
07362-13-01          Murine Ear Drops
07362-54-95          Murine Ear Drop Systems
07362-54-96          Murine Ear Drops Refill

                       EXHIBIT 2.2(a) -- INITIAL FORECAST

  [TO BE SUBMITTED BY BUYER NO LATER THAN THIRTY (30) DAYS AFTER THE EFFECTIVE
                                     DATE.]

   EXHIBIT 2.3(a) - STANDARD FACTORY COSTS AND STANDARD MANUFACTURING BATCHES

                                  See attached.

                                 EXHIBIT 2.3a_a
           CLEAR EYES FAMILY STANDARD BATCH SIZES AND PRICING FOR 2003

                                            LIST/LABEL
                                          CODE/SIZE CODE
                             BULK BATCH    SOURCED FROM                                          **APPROXIMATE SOLN   STD BATCH
BULK LIST #   BULK NAME        SIZE(S)         BULK                 DESCRIPTION                    (L)/1000 UNITS    SIZE (UNITS)
---------------------------------------------------------------------------------------------------------------------------------
   02541     Clear Eyes         8630L           U.S.
                                         -----------------
                                2900L       02541-04-05     CLEAR EYES LUBRICANT                        16.9           470,000
                                            02541-04-09     CLEAR EYES LUBRICANT                        32.5            83,500
                                            02541-04-12     CLEAR EYES 1.0 FL. OZ. $0.70 IRC            33.8            60,000
                                            02541-04-15     CLEAR EYES TWIN PACK                        64.8            18,000
                                            02541-04-18     CLEAR EYES 100% MF                          30.0            70,000
                                            02541-04-28     CLEAR EYES POCKET PAL                        6.5           150,000
                                            02541-04-51     CLEAR EYES 0.5 FL. OZ. $0.40 IRC            17.6            50,000
                                            02541-04-58     CLEAR EYES 1.0 FL. OZ.                      32.5            88,000
                                            02541-04-79     CLEAR EYES 0.2 FL. OZ. CLIP STRIP            6.5            48,000
                                            02541-04-82     CLEAR EYES POCKET PAL BULK                   6.5           100,000
                                            02541-04-83     CLEAR EYES (100% MF)                        33.8            70,000
                                                            CLEAR EYES POCKET PAL FOR                                  125,000
                                                            MECHANICAL SERVANTS - KROGER
                                            03980-04-01                                                  6.5
                                            03980-04-03     CLEAR EYES POCKET PAL FOR LIL'               6.5            30,000
                                         -----------------
                                           INTERNATIONAL
                                         -----------------
                                            02541-13-15     CLEAR EYES FOR CANADA                       16.9             9,000
                                            02541-13-30     CLEAR EYES FOR CANADA                       32.5             2,300
                                            02541-39-15     CLEAR EYES NEW ZEALAND                      16.9            39,996
                                            02541-39-22     CLEAR EYES POCKET PAL FOR NEW                               35,000
                                                            ZEAL                                         6.5
                                            02541-54-05     CLEAR EYES INTERNATIONAL                    16.9            30,000
                                            02541-54-09     CLEAR EYES INTERNATIONAL                    39.0            15,000
                                            02541-54-60     CLEAR EYES BULK PACK                         6.5            30,000
                                            02541-88-05     CLEAR EYES VENEZUELA                        15.9           300,000
                                            02541-88-15     CLEAR EYES (CHILE)                          16.9            30,000
---------------------------------------------------------------------------------------------------------------------------------
   06592     Clear Eyes ACR     2842L           U.S.
                                         -----------------
                                            06592-04-01     CLEAR EYES ACR                              17.6           167,000
                                            06592-04-10     CLEAR EYES ACR                              32.5            15,000
                                            06592-04-33     CLEAR EYES ACR $0.40 IRC                    16.9           132,000
                                            06592-04-36     CLEAR EYES ACR $0.70 IRC                    33.8            16,000
                                            06592-04-50     CLEAR EYES ACR (100% MF)                    33.8            16,000
                                            06592-04-53     CLEAR EYES ACR (100% MF)                    33.8           170,000
                                            06592-04-83     CLEAR EYES ACR (100% MF)                                   170,000
                                           INTERNATIONAL
                                            06592-13-01     CLEAR EYES ACR CANADA                       16.9             5,000
                                            06592-39-95     CLEAR EYES ACR NEW ZEALAND                  17.6            20,000
                                            06592-54-56     CLEAR EYES ACR, 30 mL                       32.5             6,500
                                            06592-54-57     CLEAR EYES ACR, 15 mL                       17.6           120,000
---------------------------------------------------------------------------------------------------------------------------------
   06532     Clear Eyes CLR     1800 L          U.S
                                         -----------------
                                1200 L      06532-04-01     CLEAR EYES CLR                              17.6           105,000
                                            06532-04-10     CLEAR EYES CLR 0.5 FL OZ IRC                16.9            50,000
                                            06532-04-13     CLEAR EYES CLR 1.0 FL OZ IRC                33.8            25,000
                                            06532-04-20     CLEAR EYES CLR 1.0 FL OZ IRC                33.8            25,000
                                            06532-04-23     CLEAR EYES CLR 1.0 FL OZ IRC                33.8            25,000
                                            06532-04-24     CLEAR EYES CLR (100% MF)                    33.8            25,000
                                            06532-04-50     CLEAR EYES CLR                              33.8            12,000
                                         -----------------
                                           INTERNATIONAL
                                         -----------------
                                            06532-28-28     CLEAR EYES - HONG KONG                      16.9            30,000
---------------------------------------------------------------------------------------------------------------------------------
   11010      Sterile eye       2850 L          U.S.
            Redness Releiver             -----------------
             (Visine Knock-                 06086-04-01     EQUATE EYE DROPS 0.5 FL OZ                  17.6           167,000
                  Off)                   -----------------
                                            06086-04-05     EQUATE 1.0 FL OZ - WALMART                  32.3            83,500
                                         -----------------
                                            00713-04-01     SAV-ON 0.5 FL OZ                            16.4            30,000
                                         -----------------
                                            06686-04-01     OSCO 0.5 FL OZ                              16.9            40,000
                                         -----------------
                                           INTERNATIONAL
                                         -----------------

                                            0G662-28-36     MURINE PLUS HONG KONG                       16.9            50,004
---------------------------------------------------------------------------------------------------------------------------------
   18796      Murine Clear     1800 L      INTERNATIONAL
            Eyes (Australian)            -----------------
                                            18796-54-05     MURINE CLEAR EYES                        Full Batch         96,676
                                                            (AUSTRALIAN)
---------------------------------------------------------------------------------------------------------------------------------
   02536       Murine UK       1290 L      INTERNATIONAL
---------------------------------------------------------------------------------------------------------------------------------
                                            02536-53-53     MURINE - UK                              Full Batch         90,000
---------------------------------------------------------------------------------------------------------------------------------

***

** APPROXIMATE SOLUTION (L)/1000 UNITS CALCULATED AS FOLLOWS:
Fill Volume x (1L/1000 mL) x 1000 units x Scrap Factor
WHERE:
Fill Volume = 6 mL, 15 mL, or 30 mL
Scrap Factor is product specific and ranges from 1.0 to 1.3

                                 EXHIBIT 2.3a_b
          MURINE TEARS FAMILY STANDARD BATCH SIZES AND PRICING FOR 2003

                                             LIST/LABEL
                                          CODE/SIZE CODE
                             BULK BATCH    SOURCED FROM                                          **APPROXIMATE SOLN   STD BATCH
BULK LIST #    BULK NAME       SIZE(S)         BULK                      DESCRIPTION               (L)/1000 UNITS    SIZE (UNITS)
---------------------------------------------------------------------------------------------------------------------------------
   05574      Murine Tears     2850 L          U.S.
                                         -----------------
                                            05574-04-05     MURINE OPTHALMIC SOLUTION                   17.6           150,000
                                            05574-04-16     MURINE OPTHALMIC SOLUTION                   32.5            40,000
                                            05574-04-22     MURINE BULK PAK                              6.5            70,000
                                            05574-04-66     MURINE 1.0 FL. OZ. $2.00 REFUND             33.8            40,000
                                            05574-04-81     MURINE 1.0 FL. OZ. $0.75 IRC                33.8            25,000
                                            05574-04-87     MURINE .50 .55 IRC                          16.9           100,000
                                            03756-04-01     EYE DROPS 0.5 FL. OZ. - WALMART             17.6            60,000
                                         -----------------
                                           INTERNATIONAL
                                         -----------------
                                            05574-08-05     MURINE 0.5 FL. OZ. MALAYSIA                 19.1            50,000
                                            05574-13-15     MURINE 0.50 FL. OZ CANADA                   16.9             9,000
                                            05574-13-30     MURINE  1.0 FL. OZ. CANADA                  33.8             1,750
                                            05574-28-05     MURINE F/HONG KONG                          16.9            30,000
                                            05574-54-05     MURINE INTERNATIONAL                        16.9            30,000
                                            05574-54-10     MURINE REV EYES - AUSTRALIA                 16.9            30,000
                                            05574-54-91     MURINE TFE's (Australian)                   16.9            91,000
---------------------------------------------------------------------------------------------------------------------------------
   02652      Murine Tears     2850 L          U.S.
                  Plus                   -----------------
            Tetrahydrazoline                02652-04-05     MURINE TEARS PLUS 0.5 FL.OZ                 16.9           150,000
                                            02652-04-26     MURINE TEARS PLUS 1.0 FL.OZ.                32.5            15,000
                                            02652-04-56     MURINE PLUS $0.55 IRC                       16.9           100,000
                                            02652-04-66     MURINE 1.0 FL. OZ. $2.00 REFUND             33.8            20,000
                                            02652-04-81     MURINE 1.0 FL. OZ. $0.75 IRC                33.8            10,000
                                         -----------------
                                           INTERNATIONAL
                                         -----------------
                                            02652-08-05     MURINE PLUS 0.5 FL OZ MALAYSIA              16.9            30,000
                                            02652-28-36     MURINE PLUS HONG KONG                       16.9            30,000
                                            02652-54-05     MURINE PLUS INTERNATIONAL                   16.9            30,000
                                            02652-88-05     MURINE PLUS CHILE                           15.0            30,000
---------------------------------------------------------------------------------------------------------------------------------
   18797       Murine Eye      1800 L      INTERNATIONAL
                 Drops                   -----------------
              (Australian)                  18797-54-05     MURINE EYE DROPS (Australian)            Full Batch         91,000
---------------------------------------------------------------------------------------------------------------------------------

***


** APPROXIMATE SOLUTION (L)/1000 UNITS CALCULATED AS FOLLOWS:
Fill Volume x (1L/1000 mL) x 1000 units x Scrap Factor
WHERE:
Fill Volume = 6 mL, 15 mL, or 30 mL
Scrap Factor is product specific and ranges from 1.0 to 1.3

                                 EXHIBIT 2.3a_c
        MURINE EAR CARE FAMILY STANDARD BATCH SIZES AND PRICING FOR 2003

                                             LIST/LABEL
                                          CODE/SIZE CODE
                             BULK BATCH    SOURCED FROM                                          **APPROXIMATE SOLN   STD BATCH
BULK LIST #   BULK NAME        SIZE(S)         BULK                      DESCRIPTION               (L)/1000 UNITS    SIZE (UNITS)
---------------------------------------------------------------------------------------------------------------------------------
   07362       Murine Ear      2000 L          U.S.
                  Drops                  -----------------
                                            07165-04-01     WALGREEN EAR DROPS                          18.2            60,000
                                            07362-04-01     MURINE EAR DROPS SYSTESM                    15.5           124,500
                                            07362-04-03     MURINE EAR DROPS REFILL                     15.5           124,500
                                            07362-04-76     MURINE EAR DROPS SYSTEMS $0.55 IRC          15.5            60,000
                                            07362-04-79     MURINE EAR DROPS $2.50 REFUND               15.5            60,000
                                                                                                                        40,000
                                            07362-04-92
                                            07362-04-87     MURINE EAR CARE REFILL                      15.5            40,000
                                         -----------------
                                           INTERNATIONAL
                                         -----------------
                                            07362-13-01     MURINE EAR DROPS                            15.5            35,000
                                            07362-54-95     MURINE EAR DROP SYSTEMS                     15.5            30,000
                                            07362-54-96     MURINE EAR DROPS REFILL                     15.5            25,000
---------------------------------------------------------------------------------------------------------------------------------

***


** APPROXIMATE SOLUTION (L)/1000 UNITS CALCULATED AS FOLLOWS:
Fill Volume x (1L/1000 mL) x 1000 units x Scrap Factor
WHERE:
Fill Volume = 6 mL, 15 mL, or 30 mL
Scrap Factor is product specific and ranges from 1.0 to 1.3

                       EXHIBIT 5.5 - MANUFACTURING ASSETS

                        EQUIPMENT
  ASSET #              DESCRIPTION                    MANUFACTURER           MODEL NUMBER    SERIAL NUMBER        SIZE/CAPACITY
  -------              -----------                    ------------           ------------    -------------        -------------
F1956         Autoclave                        Finn-Aqua
              Line 25
S-3186        Unscrambler                      Hoppman                      Series 40        1697            0.5 oz Oval; 0-300 BPM
S-3186        Filler/Plugger/Capper            TL Systems                   TPO              7406            0.5 oz Oval; 0-300 BPM
LC946091      Level Cap Sensor                 DVT                          720              14053
LC950122      Outfeed Conveyor                 Automatic Feeder                              AG05760
S3721         Accumulating Table               Ambec Accumulating Table
O-2885        Turntable
S-3725        Accumulating Table               Ambec Metering Conveyor      AM               3725
S3198         Labeler                          New Jersey Machine 4HD       311LLRRDB337     1186-162        0.5 and 1.0 oz Oval
                                                                                                             Front and Back
LC948175      Printer Video Jet (Labeler)      Video Jet                    Excel 170 IHS    982510051WD     0-1500 BPM
LC948512      Printer Video Jet (Labeler)      Video Jet                    Excel 1701       82740034WD
LC963275      Printer Video Jet (cartoner)     Video Jet                    Excel 781        1940010WD       0-1500BPM
S3739         Cartoner Glue                    Thiele                       Series 60        60271           0-400 CPM
LC911760      Wrapper Infeed Conveyor          Do-Boy                       Microtronic      96-18259        0-400 CPM
LC911894      Doboy Wrapper                    Do-Boy                       Microtronic      96-18258        0-400 CPM
S3735         Shrink Tunnel                    Shanklin                     T-62             T83187
FK7114        Printer Video Jet (Logo)         Video Jet                    Excel 100        E94E27017
S-4263        Bundler/Wrapper                  Scandia                      110              25940
LC-907687     Case Packer                      Thiele Engineering           Series 400       9408            12,24,36 Pack RSC Cases
LC-910443     Coupon Placer                    Label-Aire                   MOD.211CD        0107169511A
                                                                            MOD.211-M        6/94458707
                                                                            MOD.211-M        6/94428707
              Line 26

S-3759        Unscrambler                      Omega                        3D-LP-CR         11701
S-3716        Filler/Plugger/Capper            Chase-Logemen                FPCC3012H        4531085         0-120 BPM
FK-5320       Level Cap Sensor                 DVT                          800                              0.2 oz and 1.0 oz Oval
LC968741      Pressureless Combiner            Ambec                                         5415-1 and
                                                                                             5415-29
S-3729        Labeler                          Accraply P.S. (4 head)       4000-L           1992            0.2 oz and 1.0 oz Oval
S-3730        Cartoner, Glue                   R.A. Jones                   CMC              2732
S3736         Infeed Metering Conveyor         Runway Enterprises           GA               3736            0-200 CPM
S-3718        Wrapper                          Do-Boy                       Super H-SK       83-20491        0-200 CPM
S-3719        Heat Tunnel                      Shanklin                     T-62             T-83129
LC996996      Semi-Automatic Case Packer       ABC Packaging Co.            SP-19            23136           Up to 10 cases/min
S-3720        Bundler/Wrapper                  Scandia                      110              5988
S-4317        Case Labeler/Apply               Superior Machine             Genesis 9500     90395261
S-4316        Case Labeler/Apply               Superior Machine             Genesis 9500     90295254
LC984699      Blister Machine                  D.T. Sencorp                 HP-15            61223901        120BPM 10 cycles/Min.
              Other Eyecare Equipment
NN-9080       Tank 707**2950 Liter             Vesselcraft                                   M019571-C
FJ-6335       Lightnin Mixer                   Lightnin
NN-9081       Tank 727** 2950 Liter            Vesselcraft                                   M-19571-B
FJ-6334       Lightnin Mixer                   Lightnin
T-2609        Tank 737**                       Vesselcraft                                   M-19571-A
S-3727        Lightnin Mixer                   Lightnin
Q-2851        Tank 747**2250 Gal.              Northland                                     863271
FJ-6306       Lightnin Mixer                   Lightnin
Q-3501        Tank 757**                       Precision                                     5833
IM-1291       Control Panel (750 gal)
LC085336      Control Panel (Yokogawa Rec.)
IM-1293       Control Panel (Temp)                                          DX22012A22       124935407
LC085337      Yokogawa Recorder

     * All Manufacturing Assets Located at Seller's North Chicago Plant.

     ** Significant engineering and other costs would be incurred in transferring this equipment to another manufacturing site. Costs may be greater than purchase of new equipment.

     - Scope of Project: Remove roof and lift out of current location with crane and/or helicopter.

                  EXHIBIT 7.7 -- ALTERNATIVE DISPUTE RESOLUTION

     The Parties recognize that from time to time a dispute may arise relating to either Party's rights or obligations under this Agreement. The Parties agree that any such dispute shall be resolved by the Alternative Dispute Resolution ("ADR") provisions set forth in this Exhibit 7.7, the result of which shall be binding upon the Parties.

     To begin the ADR process, a Party first must send written notice of the dispute to the other Party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days). if the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the Parties fail to meet within such twenty-eight (28) days, either Party may initiate an ADR proceeding as provided herein. The Parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the Parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. if the Parties are unable to agree on a mutually acceptable neutral within such period, either Party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

     (a) The CPR shall submit to the Parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director or shareholder of either Party or any of their subsidiaries or Affiliates.

     (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

     (c) Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

(d) if the Parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the Parties collectively have indicated the greatest preference. if a tie should result between two candidates, the CPR may designate either candidate. If the Parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the neutral shall designate a location other than the principal place of business of either Party or any of their subsidiaries or Affiliates.

4. At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the neutral:

     (a) A copy of all exhibits on which such Party intends to rely in any oral or written presentation to the neutral;

     (b) A list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

     (c) A proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

     (d) A brief in support of such Party's proposed rulings and remedies; provided, however, that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

     Except as expressly set forth in subparagraphs 4(a) - 4(d) above, no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

     (a) Each Party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each Party has had the five (5) hours to which it is entitled.

     (b) Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to crossexamine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and crossexamination time shall be charged against the Party conducting the crossexamination.

     (c) The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence and closing arguments shall proceed in the same sequence.

     (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

     (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the neutral a post-hearing brief in support of its proposed rulings and remedies; provided, however, that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party's proposed rulings and remedies on some issues and the other Party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

     (a) If the neutral rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

     (b) If the neutral rules in favor of one Party on some issues and the other Party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, nonreviewable and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 above or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings and briefs), and the rulings shall be deemed confidential information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of confidential information.

     Notwithstanding the foregoing, after the initiation of an ADR proceeding described in numbered paragraph 1, but before the selection of a neutral as described in numbered paragraph 2, the Parties may agree to submit the issues in dispute to mediation. If one of the Parties does not agree to mediation, then the process described beginning at numbered paragraph 2 and following shall be implemented. If the Parties are in agreement to pursue mediation, then they shall agree on the selection of a mediator and the mediation shall proceed pursuant to the procedure established by the mediator. The mediation shall take place within forty-five (45) days following receipt of the original ADR notice. If the remediation is not successful in resolving all issues identified as a result of the process described in numbered paragraph 1, then the process described in this Exhibit 7.7 shall proceed pursuant to the time periods established herein. The time during which the Parties pursue mediation shall toll the time periods established in this Exhibit 77.

                             EXHIBIT 2.3a_c REV. 3\
        MURINE EAR CARE FAMILY STANDARD BATCH SIZES AND PRICING FOR 2003


                           List                                                                                           Total
                 Bulk    Sourced             Trade                                                            Singles/   Bottles
Bulk      Bulk   Batch    from   Label Size  Unite Sales                                         Carriers/    Carrier/     Per
List #    Name  Size(s)   Bulk   Code  Code  Code  Size   UPC Codes         Description            Case        Case       Case
--------------------------------------------------------------------------------------------------------------------------------
         Murine
          Ear
07362    Drops   2000 L                      U.S.
--------------------------------------------------------------------------------------------------------------------------------
                         07165   04    01    01    04   311917000220     Walgreen Ear Drops         6           6          36
                         07362   04    01    01    02   300747362011  Murine Ear Drops Systems      6           6          36
                         07362   04    03    03    06   300747362035  Murine Ear Drops Refill       6           6          36
                                                                      Murine Ear Drops System
                         07362   04    76    01    07   300747362011        $0.55 IRC               6           6          36
                                                                       Murine Ear Drops $2.50
                         07362   04    79    01    08   300747362011           Refund               6           6          36
                                                                      Murine Ear Drops Refill
                         07362   04    92    03    13   300747362035       $1.50 Refund             6           6          36
                         07362   04    57    03    14   300747362035   Murine Ear Care Refill       6           6          36
                                        INTERNATIONAL
                         07362   13    01                No barcode       Murine Ear Drops          0          350        350
                         07362   54    95                No barcode    Murine Ear Drop Systems      6           6          36
                         07362   54    96                No barcode    Murine Ear Drops Refill      6           5          36

                               **Approximate
Bulk       Bulk     Singles     Soln(L)/1000    Std Batch
List #     Name   Description      units      Size (Unites)
-----------------------------------------------------------
          Murine
           Ear
07362     Drops
-----------------------------------------------------------
                   0.5 FL OZ       18.2           60,000
                   0.5 FL OZ       15.5          124,500
                   0.5 FL OZ       15.5          124,500

                   0.5 FL OZ       15.5           60,000

                   0.5 FL OZ       15.5           60,000

                   0.5 FL OZ       15.5           40,000
                   0.5 FL OZ       15.5           40,000

                   0.5 FL OZ       15.5           35,000
                   0.5 FL OZ       15.5           30,000
                   0.5 FL OZ       15.5           25,000

***

** APPROXIMATE SOLUTION                ACCEPTED BY:                    DATED: 8/11/03        ACCEPTED BY:
(L)/1000 UNITS CALCULATED AS
FOLLOWS:
Fill Volume X (1L/1000 mL)              /s/ KAY PEEL                                         /s/ CYNTHIA B. SATTERWHITE
X 1000 units X Scrap Factor            ----------------------------                          --------------------------
WHERE:                                 ABBOT LABORATORIES                                    PRESTIGE BRANDS INTERNATIONAL
Fill Volume = 15 mL                    KAY PEEL                                              7/15/03
L-7165 Scrap Factor =1.21              VICE PRESIDENT OPERATIONS
L-7362 Scrap Factor = 1.03

                              EXHIBIT 2.3a_b REV. 5
        MURINE EAR CARE FAMILY STANDARD BATCH SIZES AND PRICING FOR 2003
                                   REVISION A

                           List
                    Bulk  Sourced             Trade                                                                      Singles/
Bulk               Batch   from   Label Size  Unite Sales                                                                Carrier/
List #  Bulk Name Size(s)  Bulk   Code  Code  Code  Size      UPC Codes              Description          Carriers/Case    Case
---------------------------------------------------------------------------------------------------------------------------------
         Murine
05574    Tears     2850 L                      U.S.
                          05574   04    05    05    09      300745574058    Murine Opthalmic Solution           6            6
                          05574   04    16    16    10      300745574164    Murine Opthalmic Solution           6            6
                          05574   04    22    22    11      300745574225    Murine Bluk Pak                     0           45
                          05574   04    41    18    15      300745574164    Murine Tears 100% MF                6            6
                          05574   04    56    16    12      300745574164    Murine 1.0 FL OZ $2.00 Refund       6            6
                          05574   04    81    16    13      300745574164    Murine 1.0 FL OZ $0.75 IRC          6            6
                          05574   04    87    05    14      300745574058    Murine .50 .55 IRC                  6            6
                          03756   04    01    01    03      300743756029    Eye Drops 0.5 FL OZ - Walmart       6            6
                                          INTERNATIONAL
                          05574   08    05                8888426557450EAN  Murine 0.5 FL OZ Malaysia           6            6
                          05574   13    15                  055325557418    Murine 0.50 FL OZ Canada            1            1
                          05574   13    30                  055325557432    Murine 1.0 FL OZ Canada             1            1
                          05574   28    05                4891035557401EAN  Murine F/Hong Kong                  6            6
                          05574   54    05                   No barcode     Murine International                6            6
                          05574   54    10                9310185557420EAN  Murine Rev Eyes-Australia           6            6
                          05574   54    91                   No barcode     Murine TFE's (Australian)           0          145
         Murine
          Tears
          Plus
         Tetra-
02652  hydrazoline 2850 L                      U.S.

                          02652   04    05    05    04      300742652058    Murine Tears Plus 0.5 FL OZ         6            6
                          02652   04    26    28    07      300742652261    Murine Tears Plus 1.0 FL OZ         6            6
                          02652   04    58    05    09      300742652056    Murine Plus $0.55 IRC               6            6
                          02652   04    58    28    11      300742652261    Murine 1.0 FL OZ $2.00 Refund       6            6
                          02652   04    51    28    13      300742652261    Murine 1.0 FL OZ $0.75 IRC          6            6
                                          INTERNATIONAL
                          02652   08    05               8888426265256 EAN  Murine Plus 0.5 FL OZ Malaysia      6            6
                          02652   28    38               4891035265207 EAN  Murine Plus Hong Kong               6            6
                          02652   54    05                   No barcode     Murine Plus International           6            6
                          02652   54    55                   No barcode     Murine Sore Eyes Australia          6            6
                          02652   88    05               7800009745314 EAN  Murine Plus Chile                   6            6
                                         INTERNATIONAL
        Murine Eye
          Drops
18797  (Australia) 1800 L 18797   54    05                   No barcode     Murine Eye Drops (Australia)        0          145

                     Total
Bulk                Bottles     Singles    **Approximate Soln  Std Batch Siz
List #   Bulk Name  Per Case  Description    (L)/1000 units       (Unites)
----------------------------------------------------------------------------
          Murine
05574     Tears
                       36      0.5FL OZ           17.6            150,000
                       36      1.0 FL OZ          32.5             40,000
                       48        6 MIL             6.5             70,000
                       36      1.0 FL OZ          32.5             40,000
                       36      1.0 FL OZ          33.8             40,000
                       36      1.0 FL OZ          33.8             25,000
                       36      0.5 FL OZ          16.9            100,000
                       36      0.5 FL OZ          17.6             60,000

                       36      0.5 FL OZ          19.1             50,000
                        1       1 DOZEN           16.9              9,000
                        1       1 DOZEN           33.8              1,750
                       36      0.5 FL OZ          16.9             30,000
                       36      0.5 FL OZ          16.9             30,000
                       36        15 ML            16.9             30,000
                      145        15 ML            16.9             91,000
          Murine
           Tears
           Plus
          Tetra-
02652   hydrazoline

                       36       0.5FL OZ          16.9            150,000
                       36      1.0 FL OZ          32.5             15,000
                       36      0.5 FK OZ          16.9            100,000
                       36      1.0 FL OZ          33.8             20,000
                       36      1.0 FL OZ          33.8             10,000

                       36      0.5 FL OZ          16.9             30,000
                       36      0.5 FL OZ          16.9             30,000
                       36      0.5 FL OZ          16.9             30,000
                       36        15 ML            16.9             30,000
                       36        15 ML            15.0             30,000

         Murine Eye
           Drops
18797   (Australia)   145        15 ML        Full Batch           91,000

         ***

** APPROXIMATE SOLUTION               ACCEPTED BY:                         DATED: 8/11/03         ACCEPTED BY:
(L)/1000 UNITS CALCULATED AS
FOLLOWS:
Fill Volume X (1L/1000 mL)             /s/ KAY PEEL                                               /s/ CYNTHIA B. SATTERWHITE
X 1000 units X Scrap Factor           ----------------------------                                --------------------------
WHERE:                                ABBOT LABORATORIES                                          PRESTIGE BRANDS INTERNATIONAL
Fill Volume = 15 mL                   KAY PEEL                                                    7/15/03
L-7165 Scrap Factor =1.21             VICE PRESIDENT OPERATIONS
L-7362 Scrap Factor = 1.03